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                                                                   EXHIBIT 4.1.1


                          NEWFIELD EXPLORATION COMPANY

                             1998 OMNIBUS STOCK PLAN


                                   I. PURPOSE

         The purpose of the NEWFIELD EXPLORATION COMPANY 1998 OMNIBUS STOCK PLAN (the "Plan") is to provide a means through which NEWFIELD EXPLORATION COMPANY, a Delaware corporation (the "Company"), and its subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby employees can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

                                 II. DEFINITIONS

         The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

         (a) "AWARD" means, individually or collectively, any Option or Restricted Stock Award.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board.

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         (d) "CHANGE OF CONTROL VALUE" shall mean (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

         (f) "COMMITTEE" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and
(ii) constituted solely of "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

         (g) "COMPANY" means Newfield Exploration Company.

         (h) "DIRECTOR" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

         (i) An "EMPLOYEE" means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

         (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (k) "FAIR MARKET VALUE" means, as of any specified date, the mean of the reported high and low sales prices of the Stock on that date on the principal stock exchange, if any, on which the Stock is then traded, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (l) "HOLDER" means an employee who has been granted an Award.



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         (m) "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of section 422 of the Code.

         (n) "OPTION" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Options to purchase Stock that do not constitute Incentive Stock Options.

         (o) "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

         (p) "PLAN" means the Newfield Exploration Company 1998 Omnibus Stock Plan, as amended from time to time.

         (q) "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

         (r) "RESTRICTED STOCK AWARD" means an Award granted under Paragraph VIII of the Plan.

         (s) "RULE 16B-3" means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

         (t) "SEC" means the Securities and Exchange Commission.

         (u) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (v) "STOCK" means Common Stock, par value $.01, of the Company.

         (w) "TREASURY REGULATIONS" means regulations issued by the Department of the Treasury applicable to the Code.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.


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                               IV. ADMINISTRATION

         (a) COMMITTEE. The Plan shall be administered by the Committee.

         (b) POWERS. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Restricted Stock Award shall be granted, and the number of shares of Stock which may be issued under each Option or Restricted Stock Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

                V. GRANT OF OPTIONS AND RESTRICTED STOCK AWARDS;
                           SHARES SUBJECT TO THE PLAN

         (a) STOCK GRANT AND AWARD LIMITS. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph IX, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 1,000,000 shares of Stock. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award to the extent permissible pursuant to Rule 16b-3. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to Awards granted to any one employee during any calendar year is 100,000 shares of Stock and with no more than 50,000 shares of Stock that may be subject to Restricted Stock Awards (subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner that


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will permit compensation generated in connection with Restricted Stock Awards
(to the extent that such Awards are intended by the Committee to constitute "performance-based" compensation) or the exercise of Options to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced or shares subject to Restricted Stock Awards that are forfeited. Further, notwithstanding any provision of the Plan to the contrary, the maximum number of shares of Stock that may be granted as Restricted Stock Awards under Paragraph VIII during the term of the Plan is 250,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding).

         (b) STOCK OFFERED. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

                                 VI. ELIGIBILITY

         Awards may be granted only to persons who, at the time of grant, are employees of the Company or one of its subsidiaries. Awards may not be granted to any Director who is not an employee of the Company or one of its subsidiaries. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award or any combination thereof.

                               VII. STOCK OPTIONS

         (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

         (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

         (c) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock


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possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

         (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Such Option Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. Further, an Option Agreement may authorize and provide for an Optionee to exercise the Option and direct immediate market sale of any Stock thereby acquired pursuant to an extension of credit by the Company to such Optionee for the aggregate exercise price and upon such other terms and conditions as the Committee may determine. Moreover, an Option Agreement may provide for the payment of the purchase price of shares of Stock to be purchased upon the exercise of an Option or portion thereof, in whole or in part, by delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such purchase price. The terms and conditions of the respective Option Agreements need not be identical.

         (e) OPTION PRICE AND PAYMENT. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price (i) shall not be less than the Fair Market Value of a share of Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Paragraph IX. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of shares of Stock to be purchased upon the exercise of an Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

         (f) STOCKHOLDER RIGHTS AND PRIVILEGES. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under an Option and for which stock certificates have been registered in the Holder's name.

                          VIII. RESTRICTED STOCK AWARDS

         (a) RESTRICTION PERIOD TO BE ESTABLISHED BY THE COMMITTEE. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period,




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in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph VIII(b) or Paragraph IX.

         (b) OTHER TERMS AND CONDITIONS. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the Stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during the Restriction Period, and (iv) a breach of the terms or a failure to satisfy the conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. Without limiting the generality of the foregoing, it is intended that the Committee may establish performance goals applicable to Restricted Stock Awards granted to employees who, in the judgment of the Committee, may be Covered Employees (as such term is defined in Section 162(m)(3) of the Code) in such a manner as shall permit lapse of restrictions with respect thereto to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. It is specifically provided that the material terms of such performance goals for employees who, in the judgment of the Committee, may be Covered Employees, shall, until changed by the Committee with the approval of the stockholders, if such stockholder approval is required by the Code, be as follows: the business criteria on which the performance goals shall be based shall be the attainment of target levels of one or more of net income, cash flows, reserve additions or revisions, economic value added from reserves, total capitalization, total stockholder return, assets, exploration successes, production volumes, finding and development costs, costs reductions and savings, return on sales, profit margin or earnings per share as may be specified by the Committee.

         (c) PAYMENT FOR RESTRICTED STOCK. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

         (d) AGREEMENTS. At the time any Award is made under this Paragraph VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the


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matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                     IX. RECAPITALIZATION OR REORGANIZATION

         (a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Option, in lieu of the number of shares of Stock then covered by such Option, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Option.

         (c) In the event of a Change of Control, any unsatisfied Restriction Periods with respect to outstanding Restricted Stock Awards shall immediately lapse and the Stock previously subject to such restrictions shall be fully vested. Further, in the event of a Change of Control, the Committee, in its discretion, may act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share of Stock equal to the excess, if any, of the Change of Control Value of the shares of Stock subject to such Option over the exercise price(s) under such Options for such shares of Stock, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of


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the number of shares of Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this Subparagraph (c) shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

         (d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

         (e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

         (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                    X. AMENDMENT AND TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code


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and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

         (a) to increase the maximum number of shares of Stock that may be issued pursuant to the Plan, except as provided in Paragraph IX;

         (b) to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;

         (c) to extend the term of the Plan;

         (d) to modify materially the requirements as to eligibility for participation in the Plan; or

         (e) to decrease any authority granted to the Committee under the Plan in contravention of Rule 16b-3.

                                XI. MISCELLANEOUS

         (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award hereunder except as may be evidenced by an Option Agreement or Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

         (b) NO EMPLOYMENT RIGHTS CONFERRED. Nothing contained in the Plan shall
(i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

         (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

         (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is


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deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

         (e) RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

         (f) RULE 16B-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

         (g) SECTION 162(M). It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options granted hereunder with an exercise price not less than Fair Market Value of a share of Stock on the date of grant shall constitute "performance-based" compensation within the meaning of such section and the lapse of restrictions with respect to Restricted Stock Awards that are intended to qualify as "performance-based" compensation within the meaning of such section shall constitute "performance-based" compensation. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

         (h) GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of Delaware and applicable federal law.

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